FOSTER WHEELER REPORTS RESULTS FOR FOURTH QUARTER OF 2012

•	Record levels of quarterly and annual scope new orders in Global E&C Group
•	Record level of scope backlog in Global E&C Group
•	Global Power Group reports second-highest level of annual EBITDA in its history

ZUG, SWITZERLAND, March 1, 2013 -- Foster Wheeler AG (Nasdaq: FWLT) today reported net income for the fourth quarter of 2012 of $6.3 million, or $0.06 per diluted share, compared with $39.2 million, or $0.34 per diluted share, in the fourth quarter of 2011.

Net income in both quarterly periods was impacted by net asbestos-related provisions as detailed in an attached table. Excluding such items from both quarterly periods, net income in the fourth quarter of 2012 was $28.9 million, or $0.27 per diluted share, compared with $44.8 million, or $0.39 per diluted share, in the year-ago quarter. For the full year 2012, net income was $136.0 million, or $1.27 per diluted share, compared with $162.4 million, or $1.35 per diluted share, for 2011. Excluding the net asbestos-related provisions from both years, net income for 2012 was $165.9 million, or $1.54 per diluted share, as compared with $172.3 million, or $1.43 per diluted share, in 2011.

The fourth quarter of 2012 also included a non-cash after-tax impairment charge of $11.5 million, or $0.11 per diluted share, on a non-core asset.

The following tables present quarterly and average quarterly data, both as reported and as adjusted (as detailed in an attached table). The company believes that quarterly averages provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

(in millions)	Q4 2012	Qtrly Avg. 2012	Q4 2011	Qtrly Avg. 2011
Net income	$6	$34	$39	$41
Net income, as adjusted	$29	$41	$45	$43
EBITDA	$55	$70	$70	$71
EBITDA, as adjusted	$78	$77	$75	$73

Foster Wheeler’s Chief Executive Officer, Kent Masters, said, “Both of our business groups reported solid operating results. In addition, our Global E&C Group reported several record-level numbers in connection with scope new orders and scope backlog. However, adjusted fully diluted earnings per share of $0.27 were $0.09 below the average quarter of 2011 due largely to the impairment charge on a non-core asset, which in turn contributed to a higher effective tax rate during the quarter.”

Global Engineering and Construction (E&C) Group

(dollars in millions)	Q4 2012	Qtrly Avg. 2012	Q4 2011	Qtrly Avg. 2011
New orders booked (FW Scope)	$866	$599	$376	$362
Operating revenues (FW Scope)	$424	$397	$453	$399
Segment EBITDA	$53	$48	$55	$53
EBITDA Margin (FW Scope)	12.6%	12.1%	12.2%	13.2%

•	Scope new orders in the fourth quarter of 2012 reached a record level due in part to the booking of a large PMC (project management consultancy) contract for a clean fuels project in Kuwait. The robust level of new orders contributed to a record level of scope backlog of $2.2 billion at the end of the quarter.
~~•~~	Scope operating revenues in the fourth quarter of 2012 were above the average quarter of 2011 due to an increased volume of work executed.
•	EBITDA in the fourth quarter of 2012 was in line with the average quarter of 2011.

Global Power Group (GPG)

(dollars in millions)	Q4 2012	Qtrly Avg. 2012	Q4 2011	Qtrly Avg. 2011
New orders booked (FW Scope)	$122	$145	$460	$313
Operating revenues (FW Scope)	$228	$246	$281	$257
Segment EBITDA	$47	$52	$55	$46
EBITDA Margin (FW Scope)	20.5%	21.1%	19.5%	17.9%

•	Scope new orders in the fourth quarter of 2012 were below the average quarter of 2011, as slippage of award dates for committed key prospects resulted in a lack of boiler orders.
•	Scope operating evenues in the fourth quarter of 2012 were below the average quarter of 2011, primarily as a result of lower volume of boiler work executed.
•	EBITDA in the fourth quarter of 2012 was in line with the average quarter of 2011.

Outlook/Guidance

Masters said, “As we look ahead to the balance of 2013, we anticipate a continuation of a mild economic recovery globally. In such an environment, we expect adjusted diluted earnings per share in 2013 to be flat to moderately down as compared to 2012 adjusted diluted earnings per share excluding the impairment charge. We expect an increase in EBITDA in the Global E&C Group in 2013. In addition, we expect a decline in EBITDA in the Global Power Group in 2013, reflecting the lower level of new orders in 2012. EBITDA margins on scope revenues in both business groups are likely to be noticeably weaker in the first half of 2013 than in the second half of the year.”

In commenting on the company’s Global E&C Group, Masters said, “We expect scope revenues in 2013 to be up materially as compared with 2012, and we expect the full-year 2013 EBITDA margin on scope revenues in this business to be in the range of 10% to 12%.”

Masters said, “In our Global Power Group, we expect full-year scope revenues in 2013 to be flat to modestly down as compared with 2012, and we expect the full-year 2013 EBITDA margin on scope revenues to be in the range of 15% to 17%.”

Masters added, “Taking a longer-term view of the company’s prospects, we believe Foster Wheeler is poised for significant earnings growth in the years ahead, aided by the strategic actions we have taken – and are taking – to strengthen and expand each of our business groups, for example the 2012 reorganization of our E&C Group, our continued focus on business line diversification and the penetration of our products and services into new geographies.”

2

Share Repurchase Program

The company repurchased 1,751,119 shares during the fourth quarter of 2012 for approximately $40 million. As of December 31, 2012, the company had approximately $420 million remaining under its authorized share repurchase program.

Conference Call Information

Foster Wheeler AG plans to hold a conference call today, Friday, March 1, at 2:00 p.m. Central European Time (8:00 a.m. Eastern Standard Time in the U.S.) to discuss its financial results for the fourth quarter ended December 31, 2012. The call will be accessible to the public by telephone or webcast, and the company will post an accompanying slide presentation in the investor relations section of its website (www.fwc.com). To listen to the call by telephone, dial 973-935-8752 (conference I.D. No. 81934805) approximately ten minutes before the call. The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com. A replay of the call will be available on the company's web site for four weeks following the call.

Net Income

All references to net income in this news release refer to “Net income attributable to Foster Wheeler AG” as reported in our consolidated financial statements.

Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in generally accepted accounting principles, or GAAP. The company defines EBITDA as net income attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization. The company has presented EBITDA because it believes it is an important supplemental measure of operating performance. Certain covenants under our senior unsecured credit agreement use an adjusted form of EBITDA such that in the covenant calculations the EBITDA as presented herein is adjusted for certain unusual and infrequent items specifically excluded in the terms of our senior unsecured credit agreement. The company believes that the line item on its consolidated statement of operations entitled "net income attributable to Foster Wheeler AG" is the most directly comparable GAAP financial measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income attributable to Foster Wheeler AG as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the company, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company's ability to fund its cash needs. As EBITDA excludes certain financial information that is included in net income attributable to Foster Wheeler AG, users of this financial information should consider the type of events and transactions that are excluded.

The company's non-GAAP performance measure, EBITDA, has certain material limitations as follows:

• It does not include interest expense. Because the company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the company in generating revenue. Therefore, any measure that excludes interest expense has material limitations;

• It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the company's operations, any measure that excludes taxes has material limitations; and

• It does not include depreciation and amortization. Because the company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations. Therefore, any measure that excludes depreciation and amortization has material limitations.

Calculation of EBITDA Margin

Segment EBITDA margin is calculated by dividing business unit operating revenues in Foster Wheeler Scope into business unit EBITDA.

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Foster Wheeler Scope

Foster Wheeler Scope represents that portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

Foster Wheeler AG is a global engineering and construction company and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs approximately 13,000 talented professionals with specialized expertise dedicated to serving its clients through one of its two primary business groups. The company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, mining and metals, environmental, pharmaceuticals, biotechnology and healthcare industries.  The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services.  The company is based in Zug, Switzerland, and its operational headquarters office is in Reading, United Kingdom.  For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

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13-617

Safe Harbor Statement

Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s most recent Annual Report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission, and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: benefits, effects or results of the Company’s redomestication to Switzerland, benefits, effects or results of the Company’s strategic renewal initiative, further deterioration in global economic conditions, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, the changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to the Company’s global operations, currency fluctuations, war, terrorist attacks and/or natural disasters affecting facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of the Company’s patents and other intellectual property rights, increasing global competition, compliance with its debt covenants, recoverability of claims against the Company’s customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed or furnished with to the Securities and Exchange Commission.

Contacts:
Media	Julie Stanisz	908 730-4047	E-mail: julie_stanisz@fwc.com
Investor Relations	Scott Lamb	908 730-4155	E-mail: scott_lamb@fwc.com
Other Inquiries		908 730-4000	fw@fwc.com

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Foster Wheeler AG and Subsidiaries
Consolidated Statement of Operations
(in thousands of dollars, except share data and per share amounts)
(unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Operating revenues	$735,281	$1,128,743	$3,414,635	$4,480,729
Cost of operating revenues	590,709	976,219	2,837,317	3,939,274
Contract profit	144,572	152,524	577,318	541,455

Selling, general and administrative expenses	88,278	80,666	334,617	309,996
Other income, net	(4,540)	(9,293)	(37,683)	(51,607)
Other deductions, net	9,564	22,192	34,726	43,969
Interest income	(2,219)	(5,657)	(10,807)	(18,922)
Interest expense	2,935	2,491	13,797	12,876
Net asbestos-related provision	22,795	5,514	30,505	9,901
Income before income taxes	27,759	56,611	212,163	235,242
Provision for income taxes	18,302	15,685	62,267	58,514
Net income	9,457	40,926	149,896	176,728
Less: Net income attributable to noncontrolling interests	3,162	1,681	13,874	14,345
Net income attributable to Foster Wheeler AG	$6,295	$39,245	$136,022	$162,383

Shares Outstanding:
Weighted-average number of shares outstanding for basic earnings per share	105,552,630	114,843,970	107,054,284	120,085,704
Weighted-average number of shares outstanding for diluted earnings per share	105,970,858	114,940,513	107,313,539	120,504,483

Earnings per share:
Basic	$0.06	$0.34	$1.27	$1.35
Diluted	$0.06	$0.34	$1.27	$1.35

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Foster Wheeler AG and Subsidiaries
Consolidated Balance Sheet
(in thousands of dollars)
(unaudited)
	December 31,	December 31,
	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$582,322	$718,049
Short-term investments	-	1,294
Accounts and notes receivable, net:
Trade	610,695	427,984
Other	86,981	97,495
Contracts in process	228,979	166,648
Prepaid, deferred and refundable income taxes	57,404	62,616
Other current assets	47,161	49,101
Total current assets	1,613,542	1,523,187
Land, buildings and equipment, net	334,141	341,987
Restricted cash	63,029	44,094
Notes and accounts receivable – long-term	14,119	6,210
Investments in and advances to unconsolidated affiliates	205,476	211,109
Goodwill	133,518	112,120
Other intangible assets, net	105,100	74,386
Asbestos-related insurance recovery receivable	132,438	157,127
Other assets	90,509	118,178
Deferred tax assets	42,052	25,482
TOTAL ASSETS	$2,733,924	$2,613,880
LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current Liabilities:
Current installments on long-term debt	$13,672	$12,683
Accounts payable	300,225	250,821
Accrued expenses	232,197	237,089
Billings in excess of costs and estimated earnings on uncompleted contracts	565,101	550,746
Income taxes payable	64,992	39,645
Total current liabilities	1,176,187	1,090,984
Long-term debt	124,034	136,428
Deferred tax liabilities	40,889	44,622
Pension, postretirement and other employee benefits	177,345	171,065
Asbestos-related liability	259,350	269,520
Other long-term liabilities	190,132	160,596
Commitments and contingencies
TOTAL LIABILITIES	1,967,937	1,873,215
Temporary Equity:
Non-vested share-based compensation awards subject to redemption	8,594	4,993
TOTAL TEMPORARY EQUITY	8,594	4,993
Equity:
Registered shares	269,633	321,181
Paid-in capital	266,943	606,053
Retained earnings	835,993	699,971
Accumulated other comprehensive loss	(567,603)	(530,068)
Treasury shares	(90,976)	(409,390)
TOTAL FOSTER WHEELER AG SHAREHOLDERS’ EQUITY	713,990	687,747
Noncontrolling interests	43,403	47,925
TOTAL EQUITY	757,393	735,672
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$2,733,924	$2,613,880

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Foster Wheeler AG and Subsidiaries
Business Segments
(in thousands of dollars)
(unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Global Engineering & Construction Group
Backlog - in future revenues	$2,884,700	$2,420,200	$2,884,700	$2,420,200
New orders booked - in future revenues	852,900	1,052,100	2,860,400	3,024,900
Operating revenues	504,240	845,193	2,419,327	3,443,079
EBITDA	53,399	55,416	192,208	210,541

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	2,196,700	1,365,900	2,196,700	1,365,900
New orders booked - in Foster Wheeler Scope	866,500	375,800	2,397,600	1,447,200
Operating revenues - in Foster Wheeler Scope	$423,870	$453,052	$1,586,198	$1,594,992

Global Power Group
Backlog - in future revenues	$763,300	$1,205,900	$763,300	$1,205,900
New orders booked - in future revenues	125,300	462,200	589,100	1,260,900
Operating revenues	231,041	283,550	995,308	1,037,650
EBITDA	46,548	54,956	207,862	184,467

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	753,500	1,196,400	753,500	1,196,400
New orders booked - in Foster Wheeler Scope	121,500	460,300	579,000	1,251,800
Operating revenues - in Foster Wheeler Scope	$227,586	$281,301	$985,488	$1,028,176

Corporate & Finance Group (2)
EBITDA	$(45,055)	$(40,893)	$(121,453)	$(111,779)

Consolidated
Backlog - in future revenues	$3,648,000	$3,626,100	$3,648,000	$3,626,100
New orders booked - in future revenues	978,200	1,514,300	3,449,500	4,285,800
Operating revenues	735,281	1,128,743	3,414,635	4,480,729
EBITDA	54,892	69,479	278,617	283,229

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	2,950,200	2,562,300	2,950,200	2,562,300
New orders booked - in Foster Wheeler Scope	988,000	836,100	2,976,600	2,699,000
Operating revenues - in Foster Wheeler Scope	$651,456	$734,353	$2,571,686	$2,623,168

(1)	Foster Wheeler Scope represents the portion of backlog, new orders booked and operating revenues on which profit can be earned.
Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

(2)	Includes intersegment eliminations.

7

Foster Wheeler AG and Subsidiaries
Reconciliations of EBITDA and Foster Wheeler Scope
(in thousands of dollars)
(unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Reconciliation of EBITDA to Net Income (1)
EBITDA:
Global Engineering & Construction Group	$53,399	$55,416	$192,208	$210,541
Global Power Group	46,548	54,956	207,862	184,467
Corporate & Finance Group	(45,055)	(40,893)	(121,453)	(111,779)
Consolidated EBITDA	54,892	69,479	278,617	283,229
Less: Interest expense	2,935	2,491	13,797	12,876
Less: Depreciation/amortization (2)	27,360	12,058	66,531	49,456
Less: Provision for income taxes	18,302	15,685	62,267	58,514
Net income (1)	$6,295	$39,245	$136,022	$162,383

Reconciliation of Foster Wheeler Scope Operating
Revenues to Operating Revenues

Global Engineering & Construction Group
Foster Wheeler Scope operating revenues	$423,870	$453,052	$1,586,198	$1,594,992
Flow-through revenues	80,370	392,141	833,129	1,848,087
Operating revenues	$504,240	$845,193	$2,419,327	$3,443,079

Global Power Group
Foster Wheeler Scope operating revenues	$227,586	$281,301	$985,488	$1,028,176
Flow-through revenues	3,455	2,249	9,820	9,474
Operating revenues	$231,041	$283,550	$995,308	$1,037,650

Consolidated
Foster Wheeler Scope operating revenues	$651,456	$734,353	$2,571,686	$2,623,168
Flow-through revenues	83,825	394,390	842,949	1,857,561
Operating revenues	$735,281	$1,128,743	$3,414,635	$4,480,729

____________________
(1) Net income attributable to Foster Wheeler AG.
(2) The depreciation / amortization by business segment:

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Global Engineering & Construction Group	$6,363	$5,861	$23,115	$24,867
Global Power Group	18,466	5,569	38,934	22,116
Corporate & Finance Group	2,531	628	4,482	2,473
Total depreciation / amortization	$27,360	$12,058	$66,531	$49,456

8

Foster Wheeler AG and Subsidiaries
EBITDA, Net Income* and Diluted Earnings Per Share Reconciliation
(in thousands of dollars, except per share amounts)
(unaudited)

	Quarter Ended December 31,
	2012			2011

			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share
As adjusted	$77,687	$28,944	$0.27	$74,993	$44,759	$0.39
Adjustments:
Net asbestos-related provision	(22,795)	(22,649)	(0.21)	(5,514)	(5,514)	(0.05)

As reported	$54,892	$6,295	$0.06	$69,479	$39,245	$0.34

	Twelve Months Ended December 31,
	2012			2011
			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share

As adjusted	$309,122	$165,944	$1.54	$293,130	$172,284	$1.43
Adjustments:
Net asbestos-related provision	(30,505)	(29,922)	(0.27)	(9,901)	(9,901)	(0.08)

As reported	$278,617	$136,022	$1.27	$283,229	$162,383	$1.35

*Net income attributable to Foster Wheeler AG.

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Foster Wheeler AG and Subsidiaries
Average Calculations
(in thousands of dollars, except per share amounts)
(unaudited)

	2011 Full Year	2011 Quarterly Average(1)	2012 Full Year	2012 Quarterly Average(1)
Consolidated
Operating revenues - in Foster Wheeler Scope	$2,623,168	$655,792	$2,571,686	$642,922
Net income (2)	$162,383	$40,596	$136,022	$34,006
Adjusted net income (2)	$172,284	$43,071	$165,944	$41,486
Consolidated EBITDA	$283,229	$70,807	$278,617	$69,654
Consolidated EBITDA, as adjusted	$293,130	$73,283	$309,122	$77,281
Adjusted diluted earnings per share	$1.43	$0.36	$1.54	$0.38

Global Engineering & Construction Group
New orders booked - in Foster Wheeler Scope	$1,447,200	$361,800	$2,397,600	$599,400
Operating revenues - in Foster Wheeler Scope	$1,594,992	$398,748	$1,586,198	$396,550
Segment EBITDA	$210,541	$52,635	$192,208	$48,052
EBITDA margin	13.2%	13.2%	12.1%	12.1%

Global Power Group
New orders booked - in Foster Wheeler Scope	$1,251,800	$312,950	$579,000	$144,750
Operating revenues - in Foster Wheeler Scope	$1,028,176	$257,044	$985,488	$246,372
Segment EBITDA	$184,467	$46,117	$207,862	$51,966
EBITDA margin	17.9%	17.9%	21.1%	21.1%

(1) To calculate the quarterly average dollar amounts, the company divided reported annual figures by four.
(2) Net income attributable to Foster Wheeler AG.

10